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                                                                 EXHIBIT 10.35.2

                                FOURTH AMENDMENT

                                       TO

                       INTERCONNECTION AGREEMENT BETWEEN
                               DELTACOM, INC. AND
                       BELLSOUTH TELECOMMUNICATIONS, INC.
                              DATED MARCH 12, 1997


     Pursuant to this Agreement (the "Fourth Amendment"), DeltaCom, Inc. ("DeltaCom") and BellSouth Telecommunications, Inc. ("BellSouth"), hereinafter referred to collectively as the "Parties", hereby agree to further amend that certain Interconnection Agreement, as heretofore amended, between the Parties dated March 12, 1997 ("Interconnection Agreement").

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DeltaCom and BellSouth hereby covenant and agree as follows:

     1. The Parties agree to delete in its entirety Section VIII(B) of the Interconnection Agreement and substitute the following Section VIII(B).

          For originating and terminating interexchange toll traffic, each Party shall pay the other Party's tariffed switched network access service rate elements on a per minute of use basis. Said rate elements shall be as set out in the Parties' respective access services tariffs as those tariffs are amended from time to time during the term of this Agreement. The appropriate charges will be determined by the routing of the call. If DeltaCom is the BellSouth end user's presubscribed interexchange carrier or if the BellSouth end user uses DeltaCom as an interexchange carrier on a 10XXX basis, BellSouth will charge DeltaCom the appropriate tariff charges for originating network access services. If BellSouth is serving as the DeltaCom end user's presubscribed interexchange carrier or if the DeltaCom end user uses BellSouth as an interexchange carrier on a 10XXX basis, DeltaCom will charge BellSouth the appropriate BellSouth tariff charges for originating network access services. However, in states where DeltaCom has an effective access services tariff, the Parties agree that DeltaCom will charge BellSouth the appropriate DeltaCom tariff charges for originating network access services.

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     2.   Except for Operator Provided Call Handling service provided by
BellSouth in Alabama, Georgia and Kentucky, the Parties agree to amend Attachment C-10 of the Interconnection Agreement to include a rate of $1.17 per work minute for Operator Provided Call Handling.

     3. The Parties agree to delete in its entirety Section VI(B) of the Interconnection Agreement and substitute the following Section VI(B):

          With the exception of the local traffic specifically identified in subsection (C) hereafter, each party agrees to terminate local traffic originated and routed to it by the other party. Each Party will pay the other for terminating its local traffic on the other's network the local interconnection rate of $.009 per minute of use in all states. Each Party will report to the other a Percent Local Usage ("PLU") and the application of the PLU will determine the amount of local minutes to be billed to the other party. Until such time as actual usage data is available, the parties agree to utilize a mutually acceptable surrogate for the PLU factor. For purposes of developing the PLU, each party shall consider every local call and every long distance call. Effective on the first of January, April, July and October of each year, the parties shall update their PLU.

     4. The Parties agree to delete in its entirety Section VI(C) of the Interconnection Agreement and substitute the following Section VI(C):

          If either party provides intermediary tandem switching and transport services for the other party's connection of its end user to a local end user of: (1) a CLEC other than DeltaCom; (2) an ILEC other than BellSouth; or (3) another telecommunications company such as a wireless telecommunications service provider, the party performing the intermediary function will bill a $0.0015 per minute charge. However, BellSouth agrees that DeltaCom may cross-connect directly to such third Parties at the POI. In such an event, tariffed cross-connection non-recurring charges will apply, and no transiting charge will apply.

     5. Except for Number Services Intercept Access Service provided by BellSouth in the state of Georgia, the Parties agree to amend Attachment C-11 of the Interconnection Agreement to delete the rate of $0.30 per intercept query and replace said rate with a rate of $0.25 per intercept query.

     6. The Parties agree to amend the Interconnection Agreement to include Attachment 1 to this Amendment and incorporated herein by this reference.

     7. Amendment 1 to the Interconnection Agreement relating to resale, executed on March 12, 1997, is deleted in its entirety and replaced with Attachment 2, attached hereto and incorporated herein by this reference.

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     8.   The Parties agree that all of the other provisions of the
Interconnection Agreement shall remain in full force and effect.

     9. The Parties further agree that either or both of the Parties is authorized to submit this Amendment to the appropriate state public service commission or other regulatory body having jurisdiction over the subject matter of this Amendment, for approval subject to Section 252(e) of the federal Telecommunications Act of 1996.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representatives and made effective on the date indicated below.



--------------------------------               --------------------------------
DELTACOM, INC.                                 BELLSOUTH TELECOMMUNICATIONS,
                                               INC.


By:    /s/ Tom Mullis                          By:    /s/ Jerry Hendrix
   -----------------------------                  ------------------------------


DATE:  August 13, 1997                         DATE:  August 22, 1997
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